EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned
hereby constitutes and appoints each of Maria Criscenti,
Christine Molla, Cathy Jones and each person holding
the position of Executive Officer or Secretary of
ALARIS Medical Systems, Inc. (the "Company")
from time to time, acting singly, the undersigned's
true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned,
in the undersigned's capacity as an officer and/or
director of the Company, Forms 3, 4 and 5 and any
successor forms thereto (each, a "Form" and collectively,
the "Forms") and any amendment or amendments to any
such Form in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to
complete and execute any such Form, complete and execute
any amendment or amendments thereto, and timely file
such Form with the U.S. Securities and Exchange Commission
and any stock exchange or market or similar authority; and

(3) take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of
such attorney-in-fact, may be of benefit to, in the best
interest of, or legally required by, the undersigned,
it being understood that the documents executed by such
attorney-in-fact on behalf of the undersigned pursuant
to this Power of Attorney shall be in such form and shall
contain such terms and conditions as such attorney-in-fact
may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact
full power and authority to do and perform any and every
act and thing whatsoever requisite, necessary, or proper
to be done in the exercise of any of the rights and powers
herein granted, as fully to all intents and purposes as
the undersigned might or could do if personally present,
with full power of substitution or revocation, hereby
ratifying and confirming all that such attorney-in-fact,
or such attorney-in-fact's substitute or substitutes,
shall lawfully do or cause to be done by virtue of this
Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing
attorneys-in-fact, in serving in such capacity at the request, and for the convenience, of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's
responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934 or the rules thereunder, for which the
undersigns indemnifies and holds harmless such
attorneys-in-fact.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms with respect to the undersigned's holdings of and transactions in securities (including derivative securities) issued by the
Company and security-based swap agreements involving such
securities, unless earlier revoked by the undersigned in a
signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this 29th day of August, 2002.

  /s/Frederic Denerolle
   Signature

  Frederic Denerolle
   Print Name